UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2022

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2022, the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board, approved the Company’s annual incentive program for the fiscal year ending September 30, 2022 (the “2022 Plan”). Pursuant to the terms of the 2022 Plan, certain full time employees of the Company, including the Company’s executive team, will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2022 fiscal year. These bonuses are designed to attract, motivate, retain and reward the Company’s employees and executive team.
Under the 2022 Plan, achievement is tied to two financial metrics, revenue and non-GAAP operating income margin calculated with respect to the Company’s two business areas, deposits and identify. Participants are assigned a primary and secondary business area for purposes of the 2022 Plan. For participants who are director-level and above, 80% of the target incentive is based upon achievement of the revenue component of the 2022 Plan (with either (i) 100% of such target based upon the primary business area or
(ii) 65% and 15% of such target based upon the primary and secondary business areas, respectively) and the remaining 20% is based upon achievement of the non-GAAP operating income margin component of the 2022 Plan, subject to additional limitations, as set forth in the 2022 Plan. For all other participants, 60% of the target incentive is based upon the achievement of the revenue component of the 2022 Plan (with either (i) 100% of such target based upon the primary business area or (ii) 65% and 15% of such target based upon the primary and secondary business areas, respectively), 10% of the target incentive is based upon the achievement of the non-GAAP operating income margin component of the 2022 Plan and the remaining 30% of the target incentive is based upon the achievement of individual objectives, as determined at the sole discretion of the Company, subject to additional limitations, as set forth in the 2022 Plan. The financial metrics shall be set by the Company upon approval by the Board, in its sole discretion.
Under the 2022 Plan, our Chief Executive Officer has a bonus target equal to 100% of his annualized salary; our Chief Financial Officer has a bonus target equal to 50% of his annualized salary; our Chief Technology Officer has a bonus target equal to 60% of his annualized salary; our Chief Legal Officer has a bonus target equal to 50% of his annualized salary and our General Manager has a bonus target equal to 50% of his annualized salary. The maximum bonus payable to participants is 200% of their respective bonus targets.
The foregoing description is intended only as a summary of the material terms of the 2022 Plan and is qualified in its entirety by reference to the text of the 2022 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
10.1	Mitek Systems, Inc. Annual Incentive Program Fiscal 2022
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

January 12, 2022	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
10.1	Mitek Systems, Inc. Annual Incentive Program Fiscal 2022
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)